                                                                    Exhibit 3.79


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                       PERKINELMER DETECTION SYSTEMS, INC.

       (Pursuant to Section 905 of the California General Corporation Law)

                  =============================================

Christopher C. Cambria hereby certifies that:

     1. He is the Vice President and Secretary of PerkinElmer Detection Systems, Inc., a California corporation (the "Corporation").

     2. Article First of the Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

          "First: The name of the corporation is L-3 Communications Security and Detection Systems Corporation California."

     3. Article Fourth (a) of the Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

          "Fourth: (a) The number of directors of the corporation shall be not less than one (1) nor more than eight (8), the exact number of which shall be fixed by a Bylaw adopted by the Board of Directors or by the shareholders."

     4. The foregoing amendments of the Articles of Incorporation of the Corporation have been duly approved by the Board of Directors of the Corporation.

     5. The foregoing amendments of the Articles of Incorporation of the Corporation have been duly approved by the required vote of shareholders entitled to vote on such matter, pursuant to and in accordance with Section 902 of the California General Corporation Law. The total number of shares entitled to vote on the foregoing matter is 500 shares of Common Stock. The number of outstanding shares voting in favor of the foregoing amendment was 500 (100%), which equaled or exceeded the vote required. The percentage vote required to approve the foregoing amendment of the Articles of Incorporation of the Corporation was a majority of the outstanding shares of Common Stock.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of my own knowledge.


Dated:  July 12, 2002

                                            /s/ Christopher C. Cambria
                                     ------------------------------------------
                                     Christopher C. Cambria, Vice President and
                                     Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                          ----------------------------

                          PERKINELMER INSTRUMENTS, INC.

     We, Robert Rosenthal and Philip Ayers, the Vice President and Secretary of PerkinElmer Instruments, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

     1. That they are the Vice President and the Secretary respectively, of PerkinElmer Instruments, Inc., a California corporation.

     2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

     3. The amendment so approved by the board of directors is as follows:

     Article One of the articles of incorporation of this corporation is amended to read as follows:

     The name of the corporation is PerkinElmer Detection Systems, Inc.

     4. That the corporation has only one class of shares and the total number of outstanding shares is 500.

     5. That the percentage vote required of each class is more than fifty percent.

     6. That the number of shares which gave written consent in favor of said amendment exceeded the minimum percentage vote required.

     7. That this certificate shall become effective upon filing.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Norwalk, Connecticut on June 22, 2000.


                                               /s/ Robert Rosenthal
                                          --------------------------------
                                          Robert Rosenthal, Vice President



                                              /s/ Philip Ayers
                                          --------------------------------
                                            Philip Ayers, Secretary

                  [LETTERHEAD OF THE PERKIN-ELMER CORPORATION]






                                                     November 29, 1999


Secretary of State
Legal Review Unit
1500 11th Street
Room 390
Sacramento CA 95814

Re:  Consent to Use of Name

     The Perkin-Elmer Corporation consents to the use of the Perkin Elmer name in California by PerkinElmer, Inc. and its wholly owned subsidiaries.


                                      The Perkin-Elmer Corporation


                                      /s/ Thomas P. Livingston
                                      ------------------------
                                      Thomas P. Livingston
                                      Assistant Secretary

                     [LETTERHEAD OF PERKINELMER PRECISELY.]



                                                     November 29, 1999


Secretary of State
Legal Review Unit
1500 11 th Street
Room 390
Sacramento CA 95814

Re:  Consent to Use of Name

     PerkinElmer, Inc., which acquired the rights to the name Perkin Elmer from The Perkin Elmer Corporation on May 28, 1999 (see attached consent from The Perkin Elmer Corporation), consents to the use of the PerkinElmer name in California by its wholly owned subsidiaries, PerkinElmer Holdings, PerkinElmer LLC, PerkinElmer Optoelectronics NC, PerkinElmer Optoelectronics SC, PerkinElmer Instruments, and PerkinElmer Astrophysics.


                              PerkinElmer, Inc.

                             /s/ Terrance L. Carlson
                             -----------------------
                             Terrance L. Carlson
                             Senior Vice President,
                             General Counsel & Clerk

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                     -------------------------------------

                                EG&G ASTROPHYSICS

     Robert Rosenthal and Philip Ayers of EG&G Astrophysics a corporation duly organized and existing under the laws of the State of California do hereby certify:

     1. That they are the Vice President and the Secretary respectively of EG&G Astrophysics a California corporation.

     2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

     3. The amendment so approved by the board of directors is as follows:

     Article first of the articles of incorporation of this corporation is amended to read as follows:

     That the name of the corporation is PerkinElmer Instruments, Inc.

     4. That the corporation has only one class of shares and the total number of outstanding shares is 500.

     5. That the percentage vote required of each class is more than fifty percent.

     6. That the number of shares which gave written consent in favor of said amendment exceeded the minimum percentage vote required.

     7. That this Amendment shall become effective on January 1, 2000.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Wellesley, Massachusetts on December 16, 1999.


                                                  /s/ Robert Rosenthal
                                                  ---------------------
                                                  Vice President
                                                  Robert Rosenthal



                                                  /s/ Philip Ayers
                                                  ---------------------
                                                  Secretary
                                                  Philip Ayers

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the President and the Assistant Secretary, respectively, of EG&G ASTROPHYSICS RESEARCH CORPORATION, a California corporation.

2. Article First of the Articles of Incorporation of this corporation is amended to read as follows: "The name of this Corporation is EG&G Astrophysics."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is five hundred (500). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:        June 4, 1996          By:      /s/ Thomas R. Schorling
       -------------------------       -----------------------------------



                                   Its: Thomas R. Schorling
                                       ------------------------------------
                                        President and Chief Operating Officer


                                   By:       /s/ John L. Healy
                                      -------------------------------------

                                   Its: John L. Healy
                                        -----------------------------------
                                        Assistant Secretary

                               AGREEMENT OF MERGER
                                       OF
                        ASTROPHYSICS RESEARCH CORPORATION
                                       AND
                         ESSEX PLACE ASTROPHYSICS, INC.


     THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of this 31st day of October, 1988 by and among Astrophysics Research Corporation, a California corporation ("ARC"), and Essex Place Astrophysics, Inc., a California corporation ("Subsidiary").

     1. ARC is a California corporation authorized to issue 20,000,000 shares of common stock, par value $.10 per share ("Common Stock"), of which 8,206,522 shares are outstanding, and 420,000 shares of 7 3/4% Cumulative Convertible Preferred Stock, par value $1.40 per share ("Preferred Stock"), of which no shares are outstanding.

     2. Subsidiary is a California corporation authorized to issue 500 shares of common stock, no par value, of which 500 shares are outstanding as of the date hereof, all of which are owned by EG&G, Inc.

     3. Subsidiary shall be merged with and into ARC (the "Merger") in accordance with the General Corporation Law of the State of California and on the terms and conditions hereinafter set forth. At the Effective Time of the Merger (as hereinafter defined), the separate existence of Subsidiary shall cease, ARC shall be the surviving corporation and ARC shall succeed, without other transfer, to all the rights and property of Subsidiary and shall be subject to all the debts and liabilities thereof in the same manner as if ARC had itself incurred them. All rights of creditors and all liens put on the property of each corporation shall be preserved unimpaired; provided that such liens shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

     4. At the Effective Time of the Merger, each outstanding share of common stock of Subsidiary shall be converted into one share of Common Stock of ARC.

     5. At the Effective Time of the Merger, each share of Common Stock outstanding immediately prior to the Effective Time of the Merger (except for any such shares held by shareholders of ARC who perfect their rights as dissenting shareholders under California law, which shares shall have the rights and shall be extinguished as provided by California law) (collectively, the "Shares") shall by virtue of the Merger cease to be outstanding and shall be converted into .2376158 shares of common stock, par value $1.00 per share, of EG&G.

     6. Fractional shares shall not be issued and fractions of half or more shall be rounded to the next higher number of whole shares and fractions of less than half shall be disregarded except that if the fraction of a share which any person would otherwise be entitled to receive is one-half of one percent or more of the total shares such person would be entitled to receive, then such person shall receive the next higher number of whole shares.

     7. The conversion of shares as provided by this Agreement shall occur automatically upon the Effective Time of the Merger without action by the holders thereof. Each holder of shares thereupon shall surrender his or her share certificate or certificates to a representative of the First National Bank of Boston (the "Disbursing Agent") and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares into which his or her shares theretofore represented by a certificate or certificates so surrendered shall have been converted as aforesaid. Each holder of a certificate or certificates representing shares of ARC Common Stock who has not surrendered his or her shares to the Disbursing Agent within six months after the Effective Time of the Merger shall look only to the Parent for delivery of certificates representing shares of common stock in the Parent to which such stockholder is entitled, subject to applicable escheat and other similar laws.

     8. Notwithstanding that the conversion of shares pursuant to this Agreement is automatic at the Effective Time of the Merger without action on the part of the shareholder, dividends shall not be paid on the converted shares until the surrender of certificates as provided in paragraph 7, but the amount of such dividends shall be set aside. Upon such surrender of the certificate or certificates, the dividends thus set aside shall be paid.

     9. After the Effective Time of the Merger, Article First of the Articles of Incorporation of ARC shall be amended and restated to read as follows:

          "FIRST: The name of this corporation is EG&G Astrophysics Research Corporation."

     10. The Bylaws of the Subsidiary shall become the Bylaws of ARC by the Merger.

     11. Prior to the filing of this Agreement with the Secretary of State of the State of California, this Agreement may, be amended by written agreement of the Boards of Directors of Subsidiary and ARC, or by their respective officers authorized by such Boards of Directors notwithstanding approval of this Agreement by the shareholders of ARC and Subsidiary, provided that no such amendment shall reduce the amount or change the form of the consideration to be paid to the shareholders pursuant to this Agreement without the requisite vote of the shareholders.

     12. The effective date of the Merger is the date on which a copy of this Agreement of Merger is filed with the Secretary of State of the State of California (the "Effective Time of the Merger").

     13. The corporations parties to this Agreement are also parties to an Agreement and Plan of Reorganization and Merger.The two agreements are intended to be construed together in order to effectuate their purposes.

     14. This Agreement is intended as a Plan of Reorganization within the meaning of Section 368 of the Internal Revenue Code.

     IN WITNESS WHEREOF, the parties have caused this Agreement of merger to be executed as of the date first above written.


                                        ASTROPHYSICS RESEARCH CORPORATION
                                             a California corporation





                                        By: /s/
                                            ---------------------------------
                                            Chairman of the Board of Directors





                                        By: /s/
                                            ---------------------------------
                                            Secretary





                                        ESSEX PLACE ASTROPHYSICS, INC., a
                                          California corporation





                                        By: /s/
                                            ---------------------------------
                                            President





                                        By: /s/
                                            ---------------------------------
                                            Secretary

                             OFFICERS' CERTIFICATE
                                       OF
                        ASTROPHYSICS RESEARCH CORPORATION

     Albert J. Centofante and Alicia Esquivel certify that:

     1. They are the Chairman of the Board of Directors and Secretary, respectively, of Astrophysics Research Corporation, a corporation organized under the laws of the State of California ("ARC").

     2. The authorized capital stock of ARC consists of 20,000,000 shares of common stock, par value $.10 per share, of which 8,206,522 shares are outstanding, and 420,000 shares of 7 3/4% Cumulative Convertible Preferred Stock, par value $1.40 per share, of which no shares are outstanding.

     3. The principal terms of the Agreement of Merger in the form attached hereto were approved by ARC by the vote of a number of shares of Common Stock which equaled or exceeded the vote required.

     4. The percentage vote required was more than 50% of the Common Stock.

DATED:      10-31         , 1988.            /s/ Albert J. Centofante
       -------------------                   ------------------------
                                             Albert J. Centofante
                                             Chairman of the Board of Directors

DATED:      10-31         , 1988.            /s/ Alicia Esquivel
       -------------------                   -------------------
                                                Alicia Esquivel, Secretary

                       VERIFICATION BY WRITTEN DECLARATION

                  Albert J. Centofante declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


DATED:       10-31         , 1988.            /s/ Albert J. Centofante
       --------------------                   ------------------------
                                              Albert J. Centofante

                  Alicia Esquivel declares under penalty of perjury under the laws of the State of California that she has read the foregoing certificate and knows the contents thereof and that the same is true of her own knowledge.


DATED:        10-31         , 1988.            /s/ Alicia Asquivel
        --------------------                   -------------------
                                               Alicia Esquivel

                              OFFICERS' CERTIFICATE
                                       OF
                         ESSEX PLACE ASTROPHYSICS, INC.



     Louis P. Valente and John S. Donahue certify that:

     1. They are the President and Secretary, respectively, of Essex Place Astrophysics, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has only one class of shares and the total number of outstanding shares is 500.

     3. The principal terms of the agreement in the form attached were approved by the corporation by the vote of a number of shares of each class which equaled or exceeded the vote required.

     4. The percentage vote required of each class is more than fifty percent.

     5. Equity securities of the corporation's parent corporation, EG&G, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, are to be issued in the merger and no vote of the shareholders of the parent corporation was required.

Dated:   October 31, 1988
                                                  /s/ Louis P. Valente
                                                  -----------------------
                                                  Louis P. Valente, President



                                                  /s/ John S. Donahue
                                                  -----------------------
                                                  John S. Donahue, Secretary

     The undersigned, Louis P. Valente and John S. Donahue, each declare that they have read the foregoing Certificate and know the contents thereof and that the matters set forth in such Certificate are true of their own knowledge.

     Executed on October 31, 1988 at Wellesley, Massachusetts.

                                                  /s/ Louis P. Valente
                                                  -----------------------

                                                  /s/ John S. Donahue
                                                  -----------------------

                        CERTIFICATE OF CORRECTION OF THE
                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                        ASTROPHYSICS RESEARCH CORPORATION


ALBERT J. CENTOFANTE and ALICIA ESQUIVEL certify that:

     1. They are President and Secretary, respectively, of ASTROPHYSICS RESEARCH CORPORATION.

     2. The name of the Corporation is ASTROPHYSICS RESEARCH CORPORATION and it is a California corporation.

     3. The instrument being corrected is entitled "CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF ASTROPHYSICS RESEARCH CORPORATION" and said instrument was filed with the Secretary of State of the State of California on November 9, 1987.

     4. Paragraph 4 of said Certificate of Amendment, as corrected, should read as follows:

          "The foregoing amendments have been duly approved by the required number of shareholders in accordance with Section 902 of the California Corporations Code. The Corporation has one class of shares outstanding. The total number of outstanding shares of the corporation is 8,213,940. The number of shares in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding class of shares."

          5. Said Paragraph 4, as corrected, conforms to the form of the amended Articles as adopted by the Board of Directors and shareholders of the Corporation.

We further declare under penalty of perjury under the laws of the State of California that the matter set forth in this certificate are true and correct to our own knowledge.

DATE:  Nov. 23, 1987.


                                                     /s/ Albert J. Centofante
                                                     --------------------------
                                                     Albert J. Centofante
                                                     President



                                                     /s/ Alicia Esquivel
                                                     --------------------------
                                                     Alicia Esquivel
                                                     Secretary

                              AGREEMENT OF MERGER


     AGREEMENT OF MERGER dated as of October 12, 1987 ("Agreement of Merger") by and between SCANRAY CORPORATION, a California corporation ("Scanray"), and ASTROPHYSICS RESEARCH CORPORATION, a California corporation ("ARC").

     WHEREAS, ARC has 8,213,940 shares of Common Stock issued and outstanding, 7,852,393 of which are owned by Scanray;

     WHEREAS, the respective Boards of Directors of Scanray and ARC deem it desirable and for the benefit of Scanray and ARC (together, the "Constituent Corporations") and their respective shareholders that Scanray and ARC be merged into a single corporation with ARC being the surviving corporation (the "Surviving Corporation") on the terms and conditions herein set forth and have approved this Agreement of Merger; and

     WHEREAS, as and when required by the provisions of this Agreement of Merger, the shares of Common Stock of ARC held by Scanray will be cancelled and ARC will issue shares of its Common Stock to the holders of shares of Common Stock of Scanray sufficient in number and amount to carry out the exchange of shares on the Effective Date of the Merger (as defined in Section 3.3 hereof) as herein provided.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that, pursuant to California General Corporation Law Section 1101, Scanray and ARC shall be merged into a single corporation, and that the terms and conditions of such merger (the "Merger") are as follows:

                                   ARTICLE I

                               THE PLAN OF MERGER

     SECTION 1.1 - MERGER AND SURVIVING CORPORATION

     In accordance with the applicable laws of the State of California, Scanray shall be merged with and into ARC, and ARC shall be the Surviving Corporation after the Merger and shall continue to exist as a corporation created and governed by the laws of the State of California.

     SECTION 1.2 - NAME OF THE SURVIVING CORPORATION

     The name of the Surviving Corporation shall be "Astrophysics Research Corporation".

     SECTION 1.3 - PURPOSES OF SURVIVING CORPORATION

     The purposes of the Surviving Corporation shall be the purposes set forth in the Articles of Incorporation of ARC on file with the Secretary of the State of California, which Articles are incorporated herein by reference.

     SECTION 1.4 - BY-LAWS

     The By-Laws of ARC, as in effect immediately prior to the Effective Date of the Merger, shall be the By-Laws of the Surviving Corporation from and after the Effective Date of the Merger.

     SECTION 1.5 - OFFICERS AND DIRECTORS

     The officers and directors of ARC in office immediately prior to the Effective Date of the Merger shall be the officers and directors of the Surviving Corporation, holding the offices in the Surviving Corporation which they held in ARC immediately prior to the Effective Date of the Merger.

                                    ARTICLE 2

                   CONVERSION OR CANCELLATION OF THE SHARES OF
                  COMMON STOCK OF THE CONSTITUENT CORPORATIONS

     The manner of converting the shares of the Constituent Corporations into shares of the Surviving Corporation upon the effectiveness of the Merger shall be as follows:

     SECTION 2.1 - STOCK OF ARC

     Each share of Common Stock of ARC which shall be outstanding on the Effective Date of the Merger, other than shares held by Scanray and other than shares held by shareholders who perfect their rights as dissenting shareholders under California law, shall continue to be one share of Common Stock of the Surviving Corporation and shall not be affected by the Merger. Each share of Common Stock of ARC held by Scanray on the Effective Date of the Merger shall be cancelled.

     SECTION 2.2 - STOCK OF SCANRAY

     Each share of Common Stock of Scanray which shall be outstanding on the Effective Date of the Merger shall be converted into 196.30982 shares of Common Stock of ARC. No fractional shares, or cash in lieu thereof, will be issuable or payable as a result of such conversion.

                                    ARTICLE 3

              APPROVAL, FILING, EFFECTIVE DATE AND EFFECT OF MERGER

     SECTION 3.1 - APPROVAL BY SCANRAY AS MAJORITY SHAREHOLDER OF ARC

     A proposal to approve this Agreement of Merger shall be submitted to Scanray, the holder of 95% of the voting power of ARC, for consideration and action thereon by written consent. Following such approval, notice of such approval shall be given to the other shareholders of ARC, in accordance with
Section 603(b)(1) of the California General Corporation Law.

     SECTION 3.2 - FILING OF AGREEMENT OF MERGER

     Unless abandoned pursuant to the provisions of Article 4 hereof, upon the date upon which the issuance of the shares of ARC pursuant to the Merger is effectively qualified with the California Commissioner of Corporations or the date which is ten days after the giving of the notice referred to in Section 3.1 hereof, whichever shall last occur, a copy of this Agreement of Merger with an officers' certificate of each Constituent Corporation attached, as required under Section 1103 of the California General Corporation Law, shall be filed with the Secretary of the State of California in the manner required under the laws of the State of California.

     SECTION 3.3 - EFFECTIVE DATE

     The Merger contemplated herein shall become effective (the "Effective Date of the Merger") upon the date of the filing referred to in Section 3.2 hereof with the Secretary of the State of California.

     SECTION 3.4 - EFFECT OF MERGER

     Upon the Effective Date of the Merger, the separate existence of Scanray shall cease, and Scanray shall be merged with and into ARC, which shall continue to exist as the Surviving Corporation in accordance with California General Corporation Law Section 1107.

     SECTION 3.5 - DELIVERY OF SHARES

     The cancellation and the conversion of shares as provided by this Agreement of Merger shall occur automatically upon the Effective Date of the Merger without action by the holders thereof. Each holder of Scanray Common Stock thereupon shall surrender his certificate or certificates to the Secretary of ARC and shall be entitled to receive in exchange therefor a certificate(s) representing the number of shares into which his shares theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid. Scanray shall surrender to the Secretary of ARC for cancellation the shares of ARC held by Scanray.

                                    ARTICLE 4

                                   ABANDONMENT

     Notwithstanding approval of this Agreement of Merger by the shareholders of either of the Constituent Corporations, this Agreement of Merger may be terminated and the Merger may be abandoned at any time prior to the filing of a copy of this Agreement of Merger with the Secretary of the State of California as follows:

     (a) By mutual consent of the Boards of Directors of the Constituent Corporations;

     (b) By either Constituent Corporation if, in the opinion of its Board of Directors, the consummation of this Agreement of Merger and the Merger are not, for any reason, in the best interests of the corporation and its shareholders.

     (c) By either Constituent Corporation if the Effective Date of the Merger shall not have occurred on or before December 31, 1987.

     (d) In the event of the termination of this Agreement of Merger and the abandonment of the Merger pursuant to subsection (b) or (c), notice shall forthwith be given to the other party. In the event of the termination of this Agreement of Merger and abandonment of the Merger in accordance with the provisions of this Article 4, there shall be no liability on the part of either party hereto to the other party.

                                    ARTICLE 5

                                  MISCELLANEOUS

     SECTION 5.1 - AMENDMENT AND MODIFICATION

     The parties hereto, by mutual consent of their respective Boards of Directors or the responsible officers authorized by such Boards of Directors, may amend or supplement this Agreement of Merger in such manner as may be agreed upon by the parties hereto in writing; provided, however, that no such amendment may be made after approval of this Agreement of Merger by Scanray as the majority shareholder of ARC.

     SECTION 5.2 - ARTICLE AND SECTION HEADINGS

     The article and section headings contained in this Agreement of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement of Merger.

     SECTION 5.3 - COUNTERPARTS

     This Agreement of Merger may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement of Merger to be executed in its corporate name by its appropriate officers as of the date first above written.

                                            SCANRAY CORPORATION
                                              a California corporation



                                            By: /s/ Albert J. Centofante
                                                -------------------------------
                                                Albert J. Centofante, President



                                            By: /s/ Alicia Esquivel
                                                -------------------------------
                                                Alicia Esquivel, Secretary



                                            ASTROPHYSICS RESEARCH CORPORATION,
                                              a California corporation



                                            By: /s/ Albert J. Centofante
                                                -------------------------------
                                                Albert J. Centofante, President



                                            By: /s/ M. Carlene Davidson
                                                -------------------------------
                                                M. Carlene Davidson, Secretary

                         OFFICERS' CERTIFICATE OF MERGER
                                       FOR
                               SCANRAY CORPORATION


     We, the undersigned, do certify that:

     1. We are, and at all times herein mentioned were, the duly elected or appointed and qualified President and Secretary of Scanray Corporation, herein called "said corporation," a corporation duly organized and existing under the laws of the State of California.

     2. On October 12, 1987, the Board of Directors of said corporation approved the attached merger agreement in the form attached.

     3. The merger agreement was entitled to be and was approved by the Board of Directors of said corporation alone under the provisions of Section 1201 of the California Corporations Code because shareholders of said corporation immediately prior to the merger shall own, immediately after the merger, equity securities other than warrants or rights to subscribe or purchase equity securities of the surviving corporation possessing more than five-sixths of the voting power of the surviving corporation, to wit: the shareholders of said corporation immediately before the merger will immediately after the merger own 7,852,390 of the 8,213,937 outstanding voting shares of the surviving corporation.

     We declare under penalty of perjury that the foregoing is true and correct of our own knowledge. Executed at Long Beach, Los Angeles County, California on October 14, 1987.


                                   /s/ Albert J. Centofante
                                   ----------------------------------------
                                   Albert J. Centofante, President



                                   /s/ Alicia Esquivel
                                   ----------------------------------------
                                   Alicia Esquivel, Secretary

                         OFFICERS' CERTIFICATE OF MERGER
                                       FOR
                        ASTROPHYSICS RESEARCH CORPORATION


     We, the undersigned, do certify that:

     1. We are, and at all times herein mentioned were, the duly elected and qualified President and Secretary of Astrophysics Research Corporation, herein called "said corporation", a corporation organized and existing under the laws of the State of California.

     2. On October 12, 1987, the principal terms of the merger agreement in the form attached hereto were approved by said corporation by a vote of a number of shares of each class which equaled or exceeded the vote required, under the General Corporation Law of California, for approval of the principal terms of the merger described in the attached agreement by the outstanding shares of each class of said corporation.

     3. The total number of outstanding shares of each class of said corporation entitled to vote on the merger was and is: 8,213,940 Common Shares.

     4. The percentage vote required by each class, and the number and percentage of affirmative votes cast by each class is as follows:

                      PERCENTAGE                            PERCENTAGE
                        VOTES             AFFIRMATIVE          VOTE
CLASS                  REQUIRED            VOTES CAST        OBTAINED
-------------        ------------         -----------       ----------
Common Shares         50% plus 1           7,852,393          95.6%

     We declare under penalty of perjury that the foregoing matters stated in this certificate are true to our knowledge. Executed at Long Beach, Los Angeles County, California on October 14, 1987.

                                     /s/ Albert J. Centofante
                                     --------------------------------------
                                     Albert J. Centofante, President



                                     /s/ M. Carlene Davidson
                                     --------------------------------------
                                     M. Carlene Davidson, Secretary

                            CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                        ASTROPHYSICS RESEARCH CORPORATION



     ALBERT J. CENTOFANTE and EDITH J. GILLIAT hereby certify:

     1. That they are the President and the Secretary respectively of Astrophysics Research Corporation, a California corporation.

     2. That the by-laws authorize the Directors to act by unanimous written consent without a meeting; and that on February 23, 1976, by unanimous written consent without a meeting, the Directors adopted a resolution, amending the Articles as follow.

     RESOLVED, that so much of Article FIFTH of the Articles of Incorporation which now reads:

          "FIFTH: This corporation is authorized to issue two classes of shares to be designated respectively 7 3/4% Cumulative Convertible Preferred Stock (hereinafter called "Preferred") and Common Stock (hereinafter called "Common"). The total number of shares which this corporation shall have authority to issue is 2,420,000 and the aggregate par value of all the shares that are to have a par value shall be $788,000; the number of shares of Preferred shall be 420,000 and the par value of each share of Preferred shall be $1.40; the number of shares of Common shall be 2,000,000 and the par value of each share of Common shall be $0.10."

be amended to read:

          "FIFTH: This corporation is authorized to issue two classes of shares to be designated respectively 7 3/4% Cumulative Convertible Preferred Stock (hereinafter called "Preferred") and Common Stock (hereinafter called "Common"). The total number of shares which this corporation shall have authority to issue is 8,920,000 and the aggregate par value of all the shares that are to have a par value shall be $1,438,000; the number of shares of Preferred shall be 420,000 and the par value of each share of Preferred shall be $1.40; the number of shares of Common shall be 8,500,000 and the par value of each share of Common shall be $0.10."

     3. That the stockholders have adopted said amendment by resolution at a meeting held at Harbor City, California on March 22, 1976. That the wording of the amended article as set forth in the shareholder's resolution, is the same as that set forth in the director's resolution in Paragraph 2 above.

     4. That the number of shares which voted affirmatively for the adoption of said resolution is 415,813 and that the total number of shares entitled to vote on or consent to said amendment is 823,094.

                                        /s/ Albert J. Centofante
                                        -----------------------------------
                                            Albert J. Centofante, President



                                        /s/ Edit J. Gilliat
                                        -----------------------------------
                                            Edith J. Gilliat, Secretary


     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

     Executed at Harbor City, California, on March 23, 1976.

                                        /s/ Albert J. Centofante
                                        -----------------------------------
                                            Albert J. Centofante



                                        /s/ Edith J. Gilliat
                                        -----------------------------------
                                            Edith J. Gilliat

                           CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                        ASTROPHYSICS RESEARCH CORPORATION

     ALBERT J. CENTOFANTE and LEE SOBEL hereby certify:

     1. That they are the president and the secretary. respectively, of ASTROPHYSICS RESEARCH CORPORATION, a California corporation.

     2. That the bylaws of said corporation authorize the directors to adopt resolutions amending the articles by unanimous written consent without a meeting; and that on March 12, 1971, by unanimous written consent without a meeting, the directors adopted a resolution amending the articles as follows:

     RESOLVED, that Article FIFTH of the Articles of Incorporation of this corporation, be amended to read as follows:

          "FIFTH: This corporation is authorized to issue two classes of shares to be designated respectively 7 3/4% Cumulative Convertible Preferred Stock (hereinafter called "Preferred") and Common Stock (hereinafter called "Common"). The total number of shares which this corporation shall have authority to issue is 2,420,000 and the aggregate par value of all the shares that are to have a par value shall be $788,000; the number of shares of Preferred shall be 420,000 and the par value of each share of Preferred shall be $1.40; the number of shares of Common shall be 2,000,000 and the par value of each share of Common shall be $0.10.

          The corporation shall at all times reserve and keep available out of its authorized but unissued common shares, shall obtain and keep in force such permits or other authorizations as may be required, and shall comply with all requirements as to registration or other qualification, in order to enable the corporation lawfully to issue and deliver solely for the purpose of effecting the conversion of the Preferred and lawfully to issue and deliver solely for the purpose of effecting the exercise of the Warrant (as hereinafter defined), such number of shares of Common as shall from time to time be sufficient to effect such conversion and such exercise. The corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its shares of Common if at any time the number of common shares remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred and exercise of the Warrant.

          A statement of the designations, relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the respective classes and series of the shares of capital stock or the holders thereof is as follows:

     SECTION 1. Definitions--For the purposes of this Article FIFTH the following definitions shall apply:

          (A) The term "Additional Shares of Common" shall mean all shares of Common issued by this corporation after March 10, 1971, except

               (i) the shares of Common into which the Preferred is convertible and the shares into which the Preferred shall have been converted,

               (ii) Warrant Stock, and

               (iii) all shares of Common up to an aggregate of 810,000 shares, issuable upon (a) exercise of any warrants, options or stock purchase rights granted under or in connection with agreements of employment with employees of this corporation and its Subsidiaries and under agreements engaging the services of consultants to this corporation and its Subsidiaries, (b) any merger or consolidation approved in accordance with Section 8.F hereof, and (c) any acquisition of all or substantially all of the business of any Person made with the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred; and the shares which shall have been thereupon issued.

          (B) The term "Board" shall mean the Board of Directors of this corporation;

          (C) The term "Common" shall mean this corporation's common stock.

          (D) The terms "Consolidated Excess of Current Assets over Current Liabilities" "Consolidated Junior Net Tangible Assets" and "Consolidated Net Income", shall mean the "Excess of Current Assets over Current Liabilities", "Junior Net Tangible Assets" and "Net Income" of this corporation and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of this corporation and its Subsidiaries), all consolidated in accordance with generally accepted accounting principles consistently applied.

          (E) "Consolidated Net Income" shall mean the Net Income of this corporation and its Subsidiaries (whether or not ordinarily consolidated in consolidated financial statements of this corporation and its Subsidiaries) consolidated in accordance with generally accepted accounting principles consistently applied.

          (F) "Conversion Price" shall mean the price per share of Common at which the Preferred may be converted to Common Stock (as provided in Section 7 hereof) and such other prices as shall result from adjustments to this sum pursuant to the provisions of Section 7 hereof.

          (G) "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common.

          (H) The term "Current Assets" of any corporation shall include, at any date, all assets which would, in accordance with generally accepted accounting principles, be classified as current assets, but in any event not including

               (iv) any shares of stock or any indebtedness of such corporation held in the treasury of such corporation;

               (v) any shares of stock of a Subsidiary of such corporation; and

               (vi) any franchises, licenses, permits, patents, patent application, copyrights, trademarks, trade names, good will, experimental or organizational expense, unamortized debt discount and expense, deferred charges, unamortized excess of cost over book value of assets acquired and all other items treated as intangibles.

     Cash or other assets may be included in Current Assets notwithstanding the fact that they have been segregated or separately classified on the books of such corporation for the purpose of meeting current liabilities.

          (I) "Current Market Price" per share of Common for the purposes of any provision of this Article at the date therein specified, shall be deemed to be the average of the daily market prices for 30 consecutive business days commencing 45 business days before such date. The market price for each such business day shall be the last sale price on such day on the New York Exchange, or, if the Common is not then listed or admitted to trading on the New York Stock Exchange, on such other stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common is not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by this corporation, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., selected by this corporation. If the Current Market Price per share of Common cannot be ascertained by any of the foregoing methods, the Current Market Price per share of Common shall be deemed to be fifteen times the Consolidated Net Income per share of Common of this corporation and its Subsidiaries for the most recent fiscal year, as determined by the audited financial statements of this corporation and its Subsidiaries, and after giving effect to any then outstanding conversion privileges, warrants, options and other similar rights.

          (J) The term "Excess of Current Assets over Current Liabilities" of any corporation shall mean, at any date, the excess of the Current Assets of such corporation over all liabilities (including tax and other proper accruals) of such corporation which would, in accordance with generally accepted accounting principles, be classified as current liabilities, but in any event including

               (i) all Indebtedness of such corporation payable on demand or maturing not more than one year after such date (except such Indebtedness as is, pursuant to the terms of a revolving credit agreement or otherwise, renewable or extendible at the option of such corporation for a period ending more than one year after such date), including any fixed payments (whether installment, serial maturity or sinking fund payments or otherwise) required to be made by such corporation not more than one year after such date in respect of the principal of any of its Indebtedness.

               (ii) all reserves in respect of liabilities or Indebtedness (payable on demand or not more than one year after such date) the validity of which is at such date contested by such corporation; and

               (iii) all liabilities of such corporation (1) to any government or any subdivision or agency thereof for amounts collected by such corporation under any sales tax law or withheld from salaries or wages of persons in its employ under any income tax or any social security or similar law applicable to such persons, and (2) on account of amounts withheld or collected by such corporation from persons in its employ for the purpose of purchasing obligations of any government.

          (K) "Funded Indebtedness" of any corporation shall include at any date, all Indebtedness of such corporation which would, in accordance with sound accounting practice, be classified a funded indebtedness, and all Indebtedness, whether secured or unsecured, of such corporation having a final maturity (or which, pursuant to the terms of a revolving credit agreement or otherwise, is renewable or extendible at the option of such corporation for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity, or sinking fund payments or otherwise) are required to be made by such corporation less than one year after the date of the creation thereof and notwithstanding the fact that any amount thereof is at the time included also in current liabilities. Any Indebtedness which is extended or renewed shall be deemed to have been created at the date of such extension or renewal.

          (L) The term "Indebtedness" of any corporation shall mean the principal of (and premium, if any) and unpaid interest on

               (i) indebtedness which is for money borrowed from others;

               (ii) indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed, directly or indirectly, by such corporation through an agreement, contingent or otherwise, to supply funds to or in any other manner invest in the debtor, or to purchase indebtedness, or to purchase property or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss;

               (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such corporation, even though such corporation has not in any manner become liable for the payment of such indebtedness;

               (iv) all indebtedness of such corporation created or arising under any conditional sale, lease or other title retention agreement with respect to property acquired by such corporation even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such property; and

               (v) renewals, extensions and refundings of any such indebtedness.

          (M) The term "Junior Net Tangible Assets" of this corporation shall mean, at any date, the excess of its Net Tangible Assets over

               (i) the par value of the Preferred outstanding at such date, plus

               (ii) the greater of the par or stated value of, or consideration received in respect of, or the amount payable on the redemption of, any of its then outstanding stock having any priority as to dividends or assets superior to or on a parity with any such priority of the Preferred.

          (N) The term "Junior Stock" shall mean all stock of this corporation other than the Preferred.

          (O) The term "Majority Voting Right Event" shall mean any time when this corporation shall

               (i) be in default (which default shall not have been cured) in whole or in part in the payment of four or more quarterly dividends (whether consecutive or not) on any share of the Preferred;

               (ii) be in default (which default shall not have been cured) in whole or in part in any two years, whether consecutive or not in redeeming the Preferred as provided in Section 5 hereof; or

               (iii) be in default in any of the provisions of Section 8 hereof.

          (P) The term "Net Income" for any period shall mean the net income (or net loss) of any corporation for such period including gains or losses from sales or other dispositions of capital assets in the normal course of business, after deducting all charges which should be deducted before arriving at net income available for dividends after making proper provisions for minority interests in Subsidiaries, but before deduction for any taxes (or provision or reserve therefor) based on income, all as determined in accordance with generally accepted accounting principles consistently applied; provided, however, that

               (i) gains or losses from sales or other dispositions of capital assets other than in the normal course of business shall be excluded in the determination of Net Income,

               (ii) reserves (including reserves for contingencies, whether general or special) set aside out of income shall be deducted in the determination of Net Income,

               (iii) all expenditures which have been capitalized and which, pursuant to generally accepted accounting principles, are classified as intangible assets (other than expenses properly applicable to the organization of such corporation) shall be deducted in the determination of Net Income, and

               (iv) any amounts set aside out of income as reserves and which in accordance with generally accepted accounting principles are subsequently transferred to surplus shall be added in the determination of Net Income.

          (Q) The term "Net Tangible Assets" of any corporation shall mean at any date the excess of

               (i) the aggregate of all assets of such corporation, at their net book values (after deducting related depreciation, amortization and other valuation reserves) as shown on a balance sheet of such corporation, prepared in accordance with generally accepted accounting principles, other than (a) intangible assets, such as good will, trademarks, brand names, and patents, (b) treasury stock, (c) unamortized debt discount and expense, and (d) capitalized development and marketing expenses and less all reserves other than those already deducted from related assets and other than reserves which, in effect, are appropriations of earned surplus as set forth on such balance sheet and after appropriate adjustments are made on account of minority interests, if any, in Subsidiaries, over

               (ii) the book value of all its liabilities.

          (R) The term "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or any agency or political subdivision thereof.

          (S) The term "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by this corporation or by one or more Subsidiaries or by this corporation and one or more Subsidiaries.

          (T) The term "Warrant" shall mean the warrant for the purchase, initially, of 120,000 shares of Common, to be issued pursuant to a Purchase Agreement dated March 10, 1971 between this corporation and Allstate Insurance Company.

          (U) The term "Warrant Stock" shall mean the shares of Common into which the Warrant is convertible and the shares into which the Warrant shall have been converted.

     SECTION 2. Dividend Rights of Preferred--The holders of the Preferred shall be entitled to receive, out of any funds legally available therefor, dividends at the rate of seven and three-quarters per cent per annum of the par value thereof, and no more, payable in cash quarterly commencing on the 30th day of June, 1971, and on the 31st day of March, 30th day of June and September and 31st day of December in each year ("dividend payment dates") when and as declared by the Board. With respect to any share of Preferred issued within three months preceding any of such dates, the initial dividend thereon shall be prorated and paid for only such portion of said three-months period as shall precede such initial dividend payment date. Such dividends, computed on the basis of a 360-day year, shall accrue on each such share from the date of its original issuance and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if the full dividends in respect of any previous quarterly dividend period and for the current quarterly period, shall not have been paid on the Preferred at the time outstanding, the deficiency shall be fully paid on or declared and set apart for such shares before any dividend or other distribution shall be paid on or declared or set apart for any Junior Stock and before any redemption, retirement, purchase or other acquisition of any Junior Stock.

     SECTION 3. Liquidation Rights of Preferred--In the event of any voluntary liquidation, dissolution or winding up of this corporation, the holders of each share of Preferred shall be entitled to receive, ratably, a preferential amount in cash equal to all accrued and unpaid dividends due thereon to the date that payment is available to said holders whether earned, legally available therefor or declared or not, and an amount for each share of Preferred determined according to the date of such voluntary liquidation, dissolution or winding up of this corporation as follows:

                 If before March 31, 1976--$1.48
                 If before March 31, 1977--$1.47
                 If before March 31, 1978--$1.45
                 If before March 31, 1979--$1.43
                 If before March 31, 1980--$1.41

     In the event of any involuntary liquidation, dissolution or winding up of this corporation, the holders of each share of Preferred shall be entitled to receive a preferential amount equal to the par value thereof, and a further preferential amount in cash equal to all accrued and unpaid dividends thereon whether earned, legally available therefor or declared or not, to the date that payment is made available to the holders of each share of Preferred.

     In the event of a voluntary or involuntary liquidation, dissolution or winding up, the holder of each share of Preferred shall share equally in any funds available for distribution under this Section 3.

     All of the preferential amounts to be paid to the holders of Preferred as in this Section 3 provided shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of this corporation to, the holders of any junior Stock in connection with such liquidation, dissolution or winding up.

     After the payment or the setting apart for payment to the holder of Preferred of the preferential amounts so payable to them, the holders of Junior Stock shall be entitled to receive all remaining assets of this corporation. A liquidation, dissolution or winding up of this corporation, as such terms are used in this Section 3, shall not be deemed to be occasioned by or to include any consolidation or merger of this corporation with or into any other corporation or corporations or a reorganization within the meaning of Section 368(a)(1)(B) or (C) of the Internal Revenue Code of 1954, as amended.

     SECTION 4. Redemption--This corporation may not redeem any Preferred prior to March 31, 1976. At and after March 31, 1976, this corporation may at its option, from time to time upon any Sinking Fund Payment Date (as hereinafter in Section S defined) redeem, in addition to the shares of Preferred redeemed through the application of funds in the Sinking Fund, as hereinafter provided, an equal or lesser number of shares of Preferred. The redemption price for each share of Preferred so redeemed shall be an amount in cash equal to all accrued and unpaid dividends thereon whether earned, legally available therefor or declared or not, to the date of redemption plus the amount which would be payable in accordance with Section 3 above on a voluntary liquidation if such liquidation took place on the date of redemption.

     Redemption of less than all of the then outstanding shares of Preferred shall be pro rata among the holders of the Preferred.

     At least sixty days previous notice by snail, postage prepaid, shall be given to the holders of record of the Preferred to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of this corporation; if such redemption occurs after March 31, 1976, said notice shall be sent to the holders of record of all shares of outstanding Preferred. On or after the date fixed for redemption and stated in said notice, said holder of the Preferred shall surrender his certificate for such shares to this corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall forthwith be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any shares of Preferred so called for redemption shall not have been surrendered, dividends shall cease to accrue on those shares of Preferred so called for redemption, and all rights with respect to said shares so called for redemption shall forthwith after such date cease and determine, except only the rights of the holders to receive the redemption price thereof, without interest, upon surrender of their certificates therefor.

     The holder of shares to be redeemed may, any time after notice is given hereunder but before the date fixed for redemption, exercise his right under
Section 7 hereof to convert into Common the shares of Preferred to be redeemed, and such conversion shall terminate or reduce pro tanto this corporation's right to redeem shares of Preferred on such Sinking Fund Payment Date.

     SECTION 5. A. Sinking Fund--So long as any shares of Preferred shall be outstanding, this corporation shall, as a sinking fund for the purchase or redemption of the Preferred (herein called the "Sinking Fund") set aside annually in cash, for payment on March 31st of each year (hereinafter called "Sinking Fund Payment Date") commencing in the year 1976 and ending in the year 1980, a sum equal to the aggregate par value of the Preferred then outstanding divided by the number of remaining Sinking Fund Payment Dates, including the current such date, said cash to be set aside out of any monies legally available for the Sinking Fund, after full payment or provision for payment has been made for all unpaid and accumulated dividends on the Preferred and the dividends due on such date. If, on any Sinking Fund Payment Date, the funds of this corporation legally available therefor shall be insufficient to discharge the Sinking Fund requirements in full, funds to the extent legally available for such purpose shall be set aside on a pro rata basis. Such Sinking Fund requirements shall be cumulative so that if, for any year or years, such requirements shall not be fully discharged as they become due, funds legally available therefor, as herein provided, after such payment or provision for dividends, for each fiscal year thereafter, shall be applied thereto until such requirements are fully discharged.

     B. Redemption of Preferred from the Sinking Fund--On each Sinking Fund Payment Date, the money in the Sinking Fund shall be used to redeem, at par, on a pro rata basis among the holders thereof, Preferred of an aggregate par value equal to the amount of the Sinking Fund Payment Date requirement for each such Sinking Fund. Redemptions of Preferred, in accordance with this subsection B, shall be in accordance with the procedures provided in Section 4 hereof, at the redemption price of the par value of the shares to be redeemed plus in each case an amount in cash equal to accrued and unpaid dividends thereon to the date of redemption, whether earned, legally available therefor or declared or not, to the Sinking Fund Payment Date, to be paid from the general funds of this corporation and not from the respective Sinking Fund. Any remaining money in the Sinking Fund shall become a part of the general funds of this corporation.

     SECTION 6. Contingent Voting Rights to Elect a Majority of Directors--Upon the occurrence of a Majority Voting Right Event, the holders of the Preferred, voting as a class, shall be entitled to elect the smallest number of directors which will constitute a majority of the authorized number of directors, and the holders of the Common and such other of this corporation's stock as shall then have the right to vote shall be entitled to elect the remaining members of the Board. At such time as (i) all dividends accumulated on the outstanding Preferred have been paid or declared and set part for payment. (ii) this corporation has set aside in the Sinking Fund and paid to holders of the Preferred all monies required by Section 5 hereof to be set aside and paid, and
(iii) all other Majority Voting Right Events which gave rise to the exercise of voting rights provided for in this Section 5 shall have been cured and no other Majority Voting Right Event shall have occurred and remained uncured, the rights of the holders of the Preferred to vote as provided in this Section 6 shall erase, subject to renewal from time to time upon the same terms and conditions.

     At any time after the voting power to elect a majority of the Board shall have become vested in the holders of the Preferred as provided in this Section 6, the President or any Vice-President of this corporation may, and upon the request of the record holders of at least ten per cent of the Preferred then outstanding, addressed to him at the principal office of this corporation shall, call a special meeting of the holders of the Preferred, the Common and such other of this corporation's stock as shall then have the right to vote for the election of directors, to be held at the place and upon the notice provided in the by-laws of this corporation for the holding of meetings. If such meeting shall not be so called within ten days after personal service of the request, or within fifteen days after mailing of the same by registered mail within the United States of America, then the record holders of at least ten per cent of the Preferred then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of this corporation. At any meeting so called or at any annual meeting held while the holders of the Preferred have the voting power to elect a majority of the Board, the holders of a majority of the then outstanding Preferred present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors the holders of Preferred are entitled to elect, and the persons so elected as directors, together with such persons, if any, as may be elected as directors by the holders of the Common shall constitute the duly elected directors of this corporation. In the event the holders of the Common fail to elect the number of authorized directors which they are entitled to elect at such meeting, such director or directors shall be elected by a majority vote of the holders of the Preferred. In the event that a director elected by the holders of Preferred shall die or otherwise be unable to serve, a new director or directors may be appointed by the directors elected by the holders of the Preferred who had elected the director who has died or is otherwise unable to serve.

     When the rights of the holders of Preferred to vote as provided in this
Section 6 have ceased, as hereinabove provided, the term of office of the persons elected by them as directors shall terminate and the vacancies shall be filled by the remaining directors then in office.

     SECTION 7. Conversion.

          (A) CONVERSION PRIVILEGE. The Preferred, valued for purposes of this
     Section 7 at $1.40 per share, shall at the option of the holder thereof be convertible into shares of Common at the price of $1.40 per share of Common subject to adjustment pursuant to the provisions of this Section 7. An amount equal to all accrued and unpaid dividends due on the Preferred being converted shall be paid in cash to the date of conversion whether earned, legally available therefor or declared or not.

          (B) METHOD OF EXERCISE; PAYMENT, ISSUANCE OF NEW CERTIFICATE; TRANSFER AND EXCHANGE. The conversion right granted hereby may be exercised by the holder of any share of the Preferred, in whole or in part, by the surrender of the certificate representing such share at the principal office of the Company in Los Angeles, California, (or at such other place as the Company may designate in writing sent to the holder at his address shown on the books of the Company). In the event of any exercise of such right, certificates for the shares of Common so purchased shall be delivered to such holder within a reasonable time, not exceeding twenty days after conversion, and unless the certificate representing the shares of Preferred has been fully converted, a new certificate, representing the shares of Preferred not so converted, shall also be issued to the holder within said time.

          (C) STOCK FULLY PAID; RESERVATION OF SHARES. This Corporation covenants that all shares which may be issued upon the exercise of the conversion rights will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. This corporation further covenants and agrees that during the period within which the conversion rights may be exercised, this corporation will at all times have authorized, and reserved for the purpose of the issue upon exercise of such conversion rights, a sufficient number of shares of Common to provide for the exercise of such conversion rights. Should the Conversion Price be at any time less than the par value of the Common, the Company also covenants to cause to be taken such action (whether by lowering the par value of the Common, the conversion of the Common from par value to no par value, or otherwise) as will permit the exercise of conversion rights, without any additional payment by the holders of the Preferred (other than payment of applicable transfer taxes, if any), and the issuance of the Common, which Common, upon issuance, will be fully paid and nonassessable.

          (D) ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the conversion rights and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

               (i) Reclassification. Consolidation or Merger. In case any reclassification or change of outstanding securities issuable upon conversion of the Preferred (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of this corporation with or into another corporation (other than a merger with another corporation in which this corporation is a continuing corporation and which does not result in any reclassification or change--other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination--of outstanding securities issuable upon conversion of the Preferred), or in case of any sale or transfer to another corporation of the property of this corporation as an entirety or substantially as an entirety (other than a sale for cash), this corporation, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute duly authorized certificates for preferred stock, providing that the holder of the Preferred shall have the right to convert such new Preferred and procure upon such conversion in lieu of each share of Common theretofore issuable upon conversion of the Preferred the kind and amount of shares of stock, other securities, money and property receivable upon such classification, change, consolidation, merger, sale or transfer by a holder of one share of Common issuable upon conversion of the Preferred had the Preferred been converted immediately prior to such classification, change, consolidation, merger, sale or transfer. Such new Preferred shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subsection D. The provisions of this subsection D(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

               (ii) Subdivision or Combination of Shares. If this corporation at any time while the Preferred remains outstanding and unexpired, shall subdivide or combine its Common, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if this corporation shall take a record of holders of its Common for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination, or, if this corporation shall take a record of holders of its Common for the purpose of so combining, as at such record date, whichever is earlier.

               (iii) Certain Dividends and Distributions. If this corporation at any time while the Preferred is outstanding and unexpired shall:

                    (a) Stock Dividends. Pay a dividend payable in, or make
               other distribution of, Common, then the Conversion Price shall be adjusted. as at the date this corporation shall take a record of the holders of Common, for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such record date (or if no such record is taken. then immediately prior to such payment or other distribution) by a fraction the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus in the event that this corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had this corporation issued fractional shires in connection with said dividend); or

                    (b) Liquidating Dividends, etc. Make a distribution of its assets to the holders of Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under the laws of the State of California, the holder of the Preferred shall, upon its conversion, be entitled to receive, in addition to the number of shares of Common receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to such holder as owner of that number of shares of Common of this corporation receivable by conversion of the Preferred had such holder been the holder of record of such Common on the record date for such distribution: and an appropriate provision therefor shall be made a part of any such distribution.

               (iv) Issuance of Additional Shares of Common. If this corporation at any time while the Preferred remains outstanding and unexpired shall issue any Additional Shares of Common (otherwise than as provided in the foregoing subsections (i) through (iii) above) at a price per share less than the Current Market Price or less than the Conversion Price then in effect, or without consideration, then the Conversion Price upon each such issuance shall be adjusted to that price determined by multiplying the Conversion Price by a fraction:

                    (a) If issued for a price per share less than the Current
               Market Price:

                         (1) the numerator of which shall be the number of
                    shares of Common outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration for the total number of such Additional Shares of Common so issued would purchase at the Current Market Price, and

                         (2) the denominator of which shall be the number of
                    shares of Common outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of such Additional Shares of Common so issued.

                    (a) If issued for a consideration per share less than the
               Conversion Price:

                         (1) the numerator of which shall be the number of
                    shares of Common outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of shares of Common which the aggregate consideration for the total number of such Additional Shares of Common so issued would purchase at the Conversion Price, and

                         (2) the denominator of which shall be the number of
                    shares of Common outstanding immediately prior to the issuance of such Additional Shares of Common plus the number of such Additional Shares of Common so issued.

     If such Additional Shares of Common shall be issued at a price per share less than both the Conversion Price and the Current Market Price, the Conversion Price shall be adjusted in the manner provided in subparagraphs
     (a) or (b) of this subsection D(iv) which will result in the greater reduction in the amount of the Conversion Price. The provisions of this subsection D(iv) shall not apply under any of the circumstances for which an adjustment is provided in subsections D(i), D(ii) or D(iii). No adjustment of the Conversion Price shall be made under this subsection D(iv) upon the issuance of any Additional Shares of Common which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities if any such adjustments shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any Convertible Securities (or upon the issuance of any warrants, options or any rights therefor) pursuant to subsections D(v) or D(vi) hereof. For the purposes of this subsection, the date as of which the Current Market Price shall be computed shall be the earlier of the date on which this corporation shall enter into a firm contract for the issuance of such Additional Shares of Common or the date of actual issuance of Additional Shares of Common.

               (v) Issuance of Warrants, Options or Other Rights. In case this corporation shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common or any Convertible Securities and the price per share for which Additional Shares of Common may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price or less than the Conversion Price per share of Common, then such Conversion Price shall he adjusted as provided in subsection D(iv) hereof on the basis that the maximum number of Additional Shares of Common issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of tine Current Market Price per share of Common as hereinafter provided and the aggregate consideration for such maximum number of Additional Shares of Common shall be deemed to be the minimum consideration received and receivable by this corporation for the issuance of such Additional Shares of Common pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities. For the purposes of this subsection, the date as of which the Current Market Price of Common shall be computed shall be the earlier of the date on which this corporation shall enter into a firm contract for the issuance of such warrants, options or other rights, or the date of actual issuance of such warrants, options or other rights.

               (vi) Issuance of Convertible Securities. In case this corporation shall issue any Convertible Securities and the consideration per share for which Additional Shares of Common may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Price or the Conversion. Price then such Conversion Price shall be adjusted as provided in subsection D(iv) hereof on the basis that the maximum number of Additional Shares of Common necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Current Market Price as hereinafter provided, and the aggregate consideration for such maximum number of Additional Shares of Common shall be deemed to be the minimum sum of the consideration received and the consideration receivable by this corporation for the issuance of such Additional Shares of Common pursuant to the terms of such Convertible Securities. For the purposes of this subsection, the date as of which the Current Market Price of Common shall be computed shall be the earlier of the date on which this corporation shall enter into a firm contract for the issuance of such Convertible Securities., or the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Price shall be made under this subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subsection D(iv) hereof.

               (vii) Adjustment of Number of Shares. Upon each adjustment in the Conversion Price pursuant to any provision of this subsection D, the number of shares of Common purchasable hereunder shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Conversion Price by a fraction, the numerator of which shall be the Conversion Price immediately prior to such adjustment and the denominator of which shall be the Conversion Price immediately thereafter.

               (viii) Other Provisions Applicable to Adjustments Under this Subsection. The following provisions shall be applicable to the making of adjustments in the Conversion Price hereinabove provided in this subsection:

                    (a) Computation of Consideration. To the extent that any
               Additional Shares of Common or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common or any Convertible Securities shall be issued for a cash consideration, the consideration received by this corporation therefor shall be deemed to he the amount of the cash received by this corporation therefor, or, if such Additional Shares of Common or Convertible Securities are offered by this corporation for subscription, the subscription price, or, if such Additional Shares of Common or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by this corporation for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall he deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by this corporation for issuing such warrants, options or other rights, plus the additional consideration payable to this corporation upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Common issuable pursuant to the terms of any Convertible Securities shall be the consideration received by this corporation for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to this corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to this Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common, this corporation shall be deemed to have received for such Additional Shares of Common or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied;

                    (b) Readjustment of Conversion Price. Upon the expiration of the right to convert or exchange any Convertible Securities, or upon the expiration of any rights, options or warrants, the issuance of which Convertible Securities, rights, options or warrants effected an adjustment in the Conversion Price, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this subsection D after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance or sale of such Convertible Securities or issuance of rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, and thereupon only the number of Additional Shares of Common actually so issued shall be deemed to have been issued and only the consideration actually received by this corporation (computed as in paragraph (a) above of this subsection D(viii) shall be deemed to have been received by this corporation; and

                    (c) Treasury Shares. The number of shares of Common at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of this corporation or any of its Subsidiaries.

               (ix) Other Action Affecting Common. In case after the date hereof this corporation shall take any action affecting its Common, other than an action described in any of the foregoing subsections D(i) through D(vi) here inclusive, which in the opinion of the Board would have a materially adverse effect upon the rights of the holder of the Preferred, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

          (E) NOTICE OF ADJUSTMENTS, ETC. Whenever any Conversion Price shall be adjusted pursuant to subsection D hereof, this corporation shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class mail postage prepaid) to the holder of the Preferred. This corporation shall promptly give notice (by first class mail postage prepaid) to the holder of the Preferred of any commitment to make a sale or transfer to another corporation of the property of this corporation as an entirety or substantially as an entirety, for cash, and shall give such notice not less than 30 days in advance of the transaction of sale or transfer.

          (F) FRACTIONAL SHARES. No fractional shares of Common will be used in connection with any subscription hereunder but in lieu of such fractional shares, this corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

     SECTION 8. Covenants. So long as any Preferred shall be outstanding, this corporation shall not:

          (A) permit Consolidated Excess of Current Assets over Current Liabilities to be an amount less than $250,000;

          (B) amend or repeal any provision of, or add any provision to, this corporation's articles of incorporation or by-laws if such action would alter or change the preferences, rights, privileges or powers (including the par value) of, or the restrictions provided for the benefit of, any Preferred, without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred;

          (C) authorize, create or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred, or authorize, create or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any such preference, without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred;

          (D) reclassify any junior Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred, without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred;

          (E) incur any Indebtedness or become lessee under any lease, or permit any Subsidiary so to do, if the holder of such Indebtedness or the lessor under such lease shall be entitled by any conversion privilege, warrant, option or similar right issued or granted in connection with the issuance of such Indebtedness or the making of such lease by whatever means evidenced, to obtain any stock or other securities of this corporation or any of its Subsidiaries, without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred;

          (F) merge or consolidate with any other corporation or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets to any person, firm or corporation, or purchase all or a substantial part of the assets of any Person or permit any Subsidiary so to do (except that any Subsidiary may merge or consolidate with any other Subsidiary), or reclassify or in any manner change the Common, without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred;

          (G) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, take any action prior to March 31, 1974 which would cause an adjustment to be made in the number of shares issuable upon exercise of the Warrant or upon conversion of the Preferred;

          (H) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, issue or agree to issue any Common or convertible securities or warrants or other rights to purchase shares of Common or convertible securities other than shares of Common, and securities convertible into shares of Common, which upon issuance shall not be Additional Shares of Common;

          (I) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, pay or declare any dividend on any class of stock of this corporation other than on the Preferred, or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through Subsidiaries or otherwise, of any class of stock of this corporation other than the Preferred unless, after giving effect thereto the aggregate amount of all such declarations, payments, redemptions, retirements, purchases and other acquisitions after March 10, 1971 does not exceed an amount equal to 50% of Net Income (after deducting therefrom all dividends and redemption premiums theretofore paid in respect of the Preferred and all payments of taxes based on income, or provision or reserve therefor) earned by this corporation after March 31, 1971;

          (J) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, pay or declare any dividend on any class of stock of this corporation other than on the Preferred, or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly through Subsidiaries or otherwise, of any class of stock of this corporation other than the Preferred, at any time that any dividend or Sinking Fund Payment due on the Preferred has not been paid or when the holders of the Preferred are entitled, pursuant to the provisions of this Article Fifth, to vote for the election of directors;

          (K) create, incur, renew, extend or refund any Indebtedness of this corporation or of any Subsidiary, or permit any Subsidiary to do so, if after giving effect thereto the aggregate amount of all Indebtedness of this corporation and its Subsidiaries shall exceed an amount equal to two times the amount of Consolidated Junior Net Tangible Assets;

          (L) lend or advance to, purchase or guarantee the obligations of, or in any other manner invest or engage in or permit any Subsidiary so to lend, advance, purchase, guarantee or invest or engage in any franchising business, any business of oil exploration, oil production or oil transportation, nor in any business of producing, selling, or marketing any product for sale to consumers at a price less than $15 or any product or line of products for which advertising and promotion expenses, in the aggregate, necessarily or usually exceed 20% of net sales, without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred. Notwithstanding the foregoing, this corporation and its Subsidiaries may invest in evidences of Indebtedness issued by entities (including governmental bodies) engaged in a business other than that engaged in by this corporation, if such evidences of Indebtedness are acquired in the ordinary course of business as a result of sales to such entities, or if such evidences of Indebtedness are issued by entities rated as "Prime" by financial institutions and are for a term not in excess of 180 days;

          (M) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred purchase, retire or otherwise acquire, pursuant to the provision of any mandatory retirement fund or otherwise, any shares of the Preferred, except the redemption of Preferred as provided in Section 5 hereof, unless full cumulative dividends have been fully paid or declared and set apart for payment on the Preferred and this corporation shall have complied with the requirements of Section 5 hereof;

          (N) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, enter into any agreement, indenture or other instrument which, by its terms, prevents this corporation from making, or directly or indirectly restricts its right to make, the payments of the dividends on shares of the Preferred or the payments into the Sinking Fund, or the redemption of the Preferred therefrom, or permit any Subsidiary to enter into any agreement, indenture or other instrument which, by its terms, prevents such Subsidiary from making, or restricts its right to make payments of dividends on the stock of such Subsidiary owned by this corporation;

          (O) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, take any action immediately after which and as a reasonably foreseeable result of which this corporation is restricted under the terms of any agreement to which this corporation is then a party from making payments of dividends on the Preferred or payments into the Sinking Fund for the Preferred, or from redeeming the Preferred therefrom;

          (P) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, make or retain any investment in any Subsidiary unless all of the capital stock of such Subsidiary (other than directors' qualifying shares) shall be owned and held by this corporation; or

          (Q) without the prior approval of the holders of not less than 66 ?% of the outstanding shares of the Preferred, lend or in any manner advance funds (other than advances of $5,000 or less per employee for the purpose of travel), or permit any Subsidiary so to do, to directors, officers or employees of this corporation or any Subsidiary in an amount at any time exceeding, in the aggregate, $25,000.

     SECTION 9. Voting Rights of Common. Subject to the provisions hereof with regard to the voting rights of the holder of any share of Preferred and to the laws of California, the holders of the Common shall possess all the voting power for the election of this corporation's directors and for all other purposes."

     1. That the shareholders have adopted said amendment by resolution at a meeting held at Los Angeles, California, on March 19, 1971. That the wording of the amended article, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution set forth in Paragraph 2 above.

     2. That the number of shares of Common of this corporation voting in favor of such Amendment of the Articles of Incorporation is 519,435.

     3. That the total number of shares of the corporation entitled to vote upon or consent to the adoption of such Amendment of the Articles of Incorporation is 650,000 shares of Common.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on this 24 day of March, 1971.

                                         /s/ Albert J. Centofante

                                         Albert J. Centofante



                                              Lee Sobel


     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct to their knowledge.

     Executed at Los Angeles, California this 24 day of March, 1971.

                                         /s/ Albert J. Centofante

                                         Albert J. Centofante, President



                                             Lee Sobel, Secretary

Aggregate par value chg from $50,000 to $200,000

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        ASTROPHYSICS RESEARCH CORPORATION

     The undersigned, Alfred Reifman and Richard J. Riordan, hereby certify that they are now, and at all times herein mentioned have been, the President and the Secretary, respectively, of Astrophysics Research Corporation, a California corporation, and further certify that:

          1. The following resolution was adopted by the Board of Directors of said corporation; said action was taken by the unanimous written consent of the Board of Directors without a meeting and the By-Laws of said corporation authorize the directors to so act.

          RESOLVED, that Article FIFTH of the Articles of Incorporation of this corporation be amended to read in full as follows:

               "FIFTH: This corporation shall have authority to issue only one class of shares of stock, to be designated common stock; the total number of said shares, as the same are constituted on the effective date of this amendment, shall be Two Million (2,000,000); the aggregate par value of all of said shares shall be Two Hundred Thousand Dollars ($200,000.00); and the par value of each of said shares shall be ten cents ($.10)."

          2. Said amendment was adopted and approved by the written consent of the shareholders. The wording of amended Article FIFTH, as set forth in the shareholder's written consent, is the same as that set forth in the foregoing resolution of the Board of Directors.

          3. The number of shares of said corporation consenting to such amendment was 500,000 shares.

          4. The number of shares of said corporation entitled to vote on or consent to the adoption of such amendment is 500,000 shares.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Articles of Incorporation on October 25 1968 at Los Angeles, California.

                                         /s/ / Alfred Reifman
                                         -------------------------------
                                             Alfred Reifman, President

                                         /s/ Richard J. Riordan
                                         -------------------------------
                                             Richard J. Riordan, Secretary




                      DECLARATION UNDER PENALTY OF PERJURY

     The undersigned, Alfred Reifman and Richard J. Riordan, the President and Secretary, respectively, of the corporation named in the foregoing Certificate of Amendment of Articles of Incorporation, hereby declare under penalty of perjury that said Certificate is true and correct of their own knowledge.

     IN WITNESS WHEREOF, the undersigned have executed this Declaration Under Penalty of Perjury on October 25, 1968 at Los Angles, California.

                                         /s/  /  Alfred Reifman
                                         --------------------------------
                                             Alfred Reifman

                                         /s/ Richard J. Riordan
                                         --------------------------------
                                             Richard J. Riordan

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                        ASTROPHYSICS RESEARCH CORPORATION


     The undersigned, Albert J. Centofante and Richard J. Riordan, hereby certify that they are now, and at all times herein mentioned have been, the Executive Vice President and Secretary, respectively, of Astrophysics Research Corporation, a California corporation, and further certify that:

     1. At a special meeting of the Board of Directors of the corporation duly held on the 26th day of June, 1969, at 9:30 a.m. P.D.T. at 445 South Figueroa Street, 30th Floor, Los Angeles, California, the following resolution was adopted:

          RESOLVED, that Article FOURTH (a) of the Articles of Incorporation be amended to read as follows:

               "FOURTH: (a) The number of directors of the corporation shall be not less than five (5) nor more than eight (8), the exact number of which shall be fixed by a By-Law adopted by the Board of Directors or by the shareholders."

     2. At a regular shareholders meeting duly held on the 19th day of August, 1969, at 10:00 o'clock a.m. P.D.T. at the International Hotel, 6211 West Century Boulevard, Los Angeles, California, the foregoing amendment of the Articles of Incorporation was approved by a resolution of the shareholders identical in form to the Directors' resolution set forth above. The total number of shares of the corporation entitled to vote on the adoption of the foregoing amendment is 600,000 shares. The total number of shares of the corporation voting in favor of the foregoing amendment was 600,000 shares.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Articles of Incorporation on June 30, 1970, at Los Angeles, California.

                                 /s/ Albert J.. Centofante
                                 -------------------------------------
                                         Albert J. Centofante
                                         Executive Vice President

                                 /s/ Richard J. Riordan
                                 -------------------------------------
                                         Richard J. Riordan, Secretary

                      DECLARATION UNDER PENALTY OF PERJURY

     The undersigned, Albert J. Centofante and Richard J. Riordan, Executive Vice President and Secretary, respectively, of the corporation named in the foregoing Certificate of Amendment of Articles of Incorporation, hereby declare under penalty of perjury that said Certificate is true and correct of their own knowledge.

     IN WITNESS WHEREOF, the undersigned have executed this Declaration Under Penalty of Perjury on June 30, 1970 at Los Angeles, California.

                                        /s/ Albert J.. Centofante
                                        --------------------------------
                                                 Albert J. Centofante

                                        /s/ Richard J. Riordan
                                        --------------------------------
                                                 Richard J. Riordan

                  Cap. structure chg. from $25,000 to $50,000.

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                        ASTROPHYSICS RESEARCH CORPORATION


     The undersigned, Alfred Reifman, and Richard J. Riordan, hereby certify that they now are, and at all times herein mentioned have been, the President and Secretary, respectively, of Astrophysics Research Corporation, a California corporation, and further certify that:

     5. At a special meeting of the Board of Directors of said corporation held at its principal office for the transaction of business, 10889 Wilshire Boulevard, Los Angeles, California, at 2:00 o'clock P.M. on the 30th day of July, 1965, the following resolutions were duly adopted:

          RESOLVED, that Article FIFTH of the Articles of Incorporation of this corporation be amended to read in full as follows:

               "FIFTH: This corporation shall have authority to issue only one class of shares of stock, to be designated common stock; the total number of said shares shall be Five Hundred Thousand (500,000); the aggregate par value of all of said shares shall be Fifty Thousand Dollars ($50,000); and the par value of each of said shares shall be ten cents ($.10). Upon the filing with the Secretary of State of the State of California of the Certificate of Amendment by which this Article FIFTH is amended to read as herein set forth, each issued and outstanding share of capital stock, par value $1 per share, of this corporation shall be subdivided, split and changed into and shall become ten (10) shares of common stock par value $.10 per share, of this corporation, and the holder of each such share of capital stock, par value $1 per share, in lieu thereof shall immediately become the holder of ten (10) shares of common stock, par value $.10 per share, of this corporation."

               RESOLVED FURTHER, that the President or Vice President and the Secretary or Assistant Secretary of this corporation be and they hereby are authorized and directed to procure the adoption and approval of the foregoing amendment by the written consent of shareholders of this corporation holding at least a majority of the voting power, and thereafter to sign and verify by their oath and file a certificate in the form and manner required by Section 3672 of the California Corporations Code, and in general to do any and all things necessary to effect said amendment in accordance with Section 3672.

     6. Said amendment was adopted and approved by the written consent of the shareholders, and a copy of the form of such written consent is as follows:

                       "ASTROPHYSICS RESEARCH CORPORATION

                       Written Consent of Shareholders to
                     Amendment of Articles of Incorporation

     The undersigned shareholders of Astrophysics Research Corporation, a California corporation, do hereby approve, adopt and consent to the amendment of the Articles of Incorporation of said corporation as set forth in the following resolution adopted by the Board of Directors of said corporation at a special meeting duly held at 2:00 o'clock P.M. on July 30, 1965, at 10889 Wilshire Boulevard, Los Angeles, California:

                   [At this point in said form of written consent there appeared a complete copy of the resolution of the Board of Directors first set forth under Paragraph 1 above.]

     IN WITNESS WHEREOF, each of the undersigned stockholders has hereunto signed his name and, following his name, the date of signing and the number of shares of said corporation held by him of record on said date entitled to vote upon amendments of said Articles of Incorporation.

         Name                   Date                Number of Shares"
         ----                   ----                ----------------


     7. The number of shares of said corporation consenting to such amendment was 25,000 shares.

     8. The number of shares of said corporation entitled to vote on or consent to the adoption of such amendment is 25,000 shares.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Articles of Incorporation this 14th day of September, 1965.

                                     /s/  /  Alfred Reifman
                                     ----------------------------------------
                                             Alfred Reifman, President

                                     /s/ Richard J. Riordan
                                     ----------------------------------------
                                             Richard J. Riordan, Secretary

                      DECLARATION UNDER PENALTY OF PERJURY

          The undersigned, Alfred Reifman and Richard J. Riordan, the President and Secretary, respectively, of the corporation named in the foregoing Certificate of Amendment of Articles of Incorporation, each do hereby declare under penalty of perjury that said Certificate is true and correct of their own knowledge.

          EXECUTED this 14th day o(pound) September, 1965, at Los Angeles, California.

                                                    /s/  /  Alfred Reifman
                                                    ----------------------------
                                                            Alfred Reifman

                                                    /s/ Richard J. Riordan
                                                    ----------------------------
                                                        Richard J. Riordan

                            ARTICLES OF INCORPORATION

                                       OF

                        ASTROPHYSICS RESEARCH CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California AND WE HEREBY CERTIFY:

     FIRST: The name of this corporation is: ASTROPHYSICS RESEARCH CORPORATION.

     SECOND: The corporation's purposes are:

          (a) Primarily and initially to engage in the business of conducting studies of detailed scientific problems connected with defense and space efforts.

          (b) To manufacture, buy, sell, assemble, distribute, and otherwise acquire, or to own, hold, use, sell, assign, transfer, exchange, lease, license or otherwise dispose of, and to invest, trade, deal in and with goods, wares, merchandise, building materials, supplies, and all other personal property of every class and description.

          (c) To purchase, acquire, own, hold, use, lease either as lessor or lessee, rent, sublet, grant, sell, exchange, subdivide, mortgage, deed in trust, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal in, any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, boarding houses, apartment houses, hotels, business blocks, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal and mixed, and any interest or right therein, including water and water rights, wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and colonies of the United States and foreign countries,

          (d) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign, or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing land and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

          (e) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision.

          (f) To become a partner (either general or limited or both) or joint venturer, and to enter into agreements of partnership, or joint venture agreements, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

          (g) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise, (a) by purchase of the assets thereof wholly or in part, (b) by acquisition of the shares of any part thereof, or (c) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

          (h) To take, purchase, and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and government, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

          (i) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect; and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.

          (j) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interests in or in respect of any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and, while the owner of any of said shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or should do.

          (k) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

          (l) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a bank, savings bank or trust company.

          (m) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell, and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

          (n) To conduct and carry on, directly or indirectly, research, development and promotional or experimental activities and to promote or aid, financially or otherwise, any person, firm or corporation engaged in such activities, or any of them.

          (o) To carry on any business whatsoever, either as principal, agent, partner or joint venturer, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; and to conduct its business in this state, in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries.

          (p) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

     The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

     THIRD: The County in the State of California where the principal office for transaction of the business of this corporation is to be located is Los Angeles County.

     FOURTH: (a) The number of directors of the of the corporation is three.

             (b) The names and address of the persons who are appointed to act as first directors are:

                  (1)        William E. Guthner, Jr.
                             611 Wilshire Boulevard
                             Los Angeles 17, California

                  (2)        V.E. Stockfield
                             611 Wilshire Boulevard
                             Los Angeles 17, California

                  (2)        J.W. McDonald
                             611 Wilshire Boulevard
                             Los Angeles 17, California

     FIFTH: The total number of shares which the corporation is authorized to issue is Twenty-Five Thousand (25,000) shares. The aggregate par value of said shares is Twenty-five Thousand Dollars ($25,000.00) and the par value of each share is One Dollar ($1.00). No distinction shall exist between the shares of the corporation or the holders thereof.

     IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, who are the incorporators of this corporation and the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 7th day of May, 1962.

                                          /s/  William E. Guthner, Jr.
                                          --------------------------------
                                                  William E. Guthner, Jr.

                                          /s/  V.E. Stockfield
                                          --------------------------------
                                                  V.E. Stockfield

                                          /s/ J.W. McDonald
                                          --------------------------------
                                                  J.W. McDonald

STATE OF CALIFORNIA      )
                         )   ss.
COUNTY OF LOS ANGELES    )

     On this 7th day of May, 1962, before me, the undersigned, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared WILLIAM E. GUTHNER, JR., V.E. STOCKFIELD and J.W. McDONALD, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.



                                     /s/  Hattie R. Michalis
                                     ----------------------------------------
                                             Notary Public in and for said
                                               County and State

                                     HATTIE R. MICHALIS
                                     MY COMMISSION EXPIRES JUNE 12, 1962